AMENDMENT NUMBER 1

to

ADMINISTRATION AGREEMENT

THIS AMENDMENT, effective commencing on November 15, 2021, is made and entered into by and between CROSSMARK GLOBAL INVESTMENTS, INC. (the “Administrator”) and STEWARD FUNDS, INC. (the “Company”), on its own behalf and on behalf of its series listed on Appendix A hereto, as may be amended from time to time (the “Funds”).

WHEREAS, the Company and the Administrator are parties to an Administration Agreement dated August 1, 2019 (the “Agreement”), pursuant to which the Administrator provides certain administrative and supervisory services to and on behalf of the various series of the Company; and

WHEREAS, the Company has created additional series for which it also desires to engage the Administrator to provide such services;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Company, each Fund and the Administrator as follows:

1. APPENDIX A is replaced in its entirety with the amended and restated APPENDIX A attached to this Amendment.

2. APPENDIX C is replaced in its entirety with the amended and restated APPENDIX C attached to this Amendment.

3. All other terms and conditions set forth in the Agreement continue without change, amendment, or restatement.

[Signature page follows]

Amendment 1 to Administration Agreement – Steward Funds, Inc.

Effective: November 15, 2021

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of November 15, 2021.

STEWARD FUNDS, INC.

By	/s/ Michael L. Kern
Date:	November 15, 2021
Name:	Michael L. Kern, III, CFA
Title:	President

STEWARD FUNDS, INC., on behalf of each Fund listed on Appendix A

By	/s/ Michael L. Kern
Date:	November 15, 2021
Name:	Michael L. Kern, III, CFA
Title:	President

CROSSMARK GLOBAL INVESTMENTS, INC.

By	/s/ Michael L. Kern
Date:	November 15, 2021
Name:	Michael L. Kern, III, CFA
Title:	President

Amendment 1 to Administration Agreement – Steward Funds, Inc.

Effective: November 15, 2021

APPENDIX A

The following Funds are covered by this Agreement:

Fund Name:	Termination Date:
Steward Covered Call Income Fund	May 31, 2022
Steward Global Equity Income Fund	May 31, 2022
Steward International Enhanced Index Fund	May 31, 2022
Steward Select Bond Fund	May 31, 2022
Steward Values-Focused Large Cap Enhanced Index Fund	May 31, 2022
FKA Steward Large Cap Enhanced Index Fund
Steward Values-Focused Small-Mid Cap Enhanced Index Fund	May 31, 2022
FKA Steward Small-Mid Cap Enhanced Index Fund
Steward Equity Market Neutral Fund	May 31, 2022
Steward Large Cap Core Fund	May 31, 2022
Steward Large Cap Growth Fund	May 31, 2022
Steward Large Cap Value Fund	May 31, 2022
Steward Small Cap Growth Fund	May 31, 2022

Amendment 1 to Administration Agreement – Steward Funds, Inc.

Effective: November 15, 2021

APPENDIX C

As compensation for the services provided and expenses assumed by the Administrator under this Agreement, each Fund will pay the Administrator at the end of each calendar month an administration fee computed daily for the applicable Funds at the following rates for that Fund based on the net assets of that Fund:

Steward Covered Call Income Fund	Steward Equity Market Neutral Fund
0.0750% of the first $1 billion	0.0750% of the first $1 billion
0.0675% of assets over $1 billion	0.0675% of assets over $1 billion

Steward Global Equity Income Fund	Steward International Enhanced Index Fund
0.0750% of the first $1 billion	0.0750% of the first $1 billion
0.0675% of assets over $1 billion	0.0675% of assets over $1 billion

Steward Large Cap Core Fund	Steward Large Cap Growth Fund
0.0750% of the first $1 billion	0.0750% of the first $1 billion
0.0675% of assets over $1 billion	0.0675% of assets over $1 billion

Steward Large Cap Value Fund	Steward Select Bond Fund
0.0750% of the first $1 billion	0.0750% of the first $1 billion
0.0675% of assets over $1 billion	0.0675% of assets over $1 billion

Steward Values-Focused Small-Mid Cap Enhanced Index Fund (FKA Steward Small-Mid Cap Enhanced Index Fund)	Steward Values-Focused Large Cap Enhanced Index Fund (FKA Steward Large Cap Enhanced Index Fund)
0.0750% of the first $1 billion	0.0750% of the first $1 billion
0.0675% of assets over $1 billion	0.0675% of assets over $1 billion

Steward Small Cap Growth Fund
0.0750% of the first $1 billion
0.0675% of assets over $1 billion

Amendment 1 to Administration Agreement – Steward Funds, Inc.

Effective: November 15, 2021

The value of net assets of a Fund shall always be determined pursuant to the applicable provisions of the Company’s Articles of Incorporation dated May 11, 1992, as amended, and the Company’s registration statement. If, pursuant to such provisions, the determination of net asset value of a Fund is suspended for any particular business day, then for the purposes of this Appendix C, the value of the net assets of that Fund as last determined shall be deemed to be the value of its net assets as of the close of the New York Stock Exchange, or as of such other time as the value of the net assets of that Fund may lawfully be determined, on that day. If the determination of the net asset value of the shares of a Fund has been so suspended for a period including any month end when the Administrator’s compensation is payable pursuant to this Appendix C, then the Administrator’s compensation payable at the end of such month shall be computed on the basis of the value of the net assets of that Fund as last determined (whether during or prior to such month). If a Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Appendix C.

Amendment 1 to Administration Agreement – Steward Funds, Inc.

Effective: November 15, 2021